AMENDMENT NO. 7
TO AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST OF
AIM FUNDS GROUP
          This Amendment No. 7 (the “Amendment”) to the Amended and Restated Agreement and Declaration of Trust of AIM Funds Group (the “Trust”) amends, effective April 30, 2010, the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of September 14, 2005, as amended (the “Agreement”).
          Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.
          WHEREAS, the Trust desires to amend the Agreement to change the registrant name effective April 30, 2010, from AIM Funds Group to AIM Funds Group (Invesco Funds Group); and
          WHEREAS, the Trust desires to amend the Agreement to change the following Funds’ names effective April 30, 2010:

CURRENT NAME	NEW NAME

AIM Basic Balanced Fund	Invesco Basic Balanced Fund

AIM European Small Company Fund	Invesco European Small Company Fund

AIM Global Core Equity Fund	Invesco Global Core Equity Fund

AIM International Small Company Fund	Invesco International Small Company Fund

AIM Mid Cap Basic Value Fund	Invesco Mid Cap Basic Value Fund

AIM Select Equity Fund	Invesco Select Equity Fund

AIM Small Cap Equity Fund	Invesco Small Cap Equity Fund;
          NOW, THEREFORE, the Agreement is hereby amended as follows:
     1. Any and all references to AIM Funds Group are hereby changed to AIM Funds Group (Invesco Funds Group).
     2. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.
     3. All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.
     4. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.
     IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of February 26, 2010.

By:	/s/ John M. Zerr
	Name:	John M. Zerr
	Title:	Senior Vice President

EXHIBIT 1
“SCHEDULE A
AIM FUNDS GROUP (INVESCO FUNDS GROUP)
PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Invesco Basic Balanced Fund	Class A Shares
Class B Shares
Class C Shares
Class R Shares
Class Y Shares
Institutional Class Shares
Investor Class Shares

Invesco European Small Company Fund	Class A Shares
Class B Shares
Class C Shares
Class Y Shares
Institutional Class Shares

Invesco Global Core Equity Fund	Class A Shares
Class B Shares
Class C Shares
Class Y Shares
Institutional Class Shares

Invesco International Small Company Fund	Class A Shares
Class B Shares
Class C Shares
Class Y Shares
Institutional Class Shares

Invesco Mid Cap Basic Value Fund	Class A Shares
Class B Shares
Class C Shares
Class R Shares
Class Y Shares
Institutional Class Shares

Invesco Select Equity Fund	Class A Shares
Class B Shares
Class C Shares
Class Y Shares
Institutional Class Shares

Invesco Small Cap Equity Fund	Class A Shares
Class B Shares
Class C Shares
Class R Shares
Class Y Shares
Institutional Class Shares”